Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact:
Susan Eich
+1 612 851 6205
susan.eich@softbrands.com

SOFTBRANDS ANNOUNCES THIRD QUARTER FISCAL 2005 RESULTS

Company Reports Operating Income of $610,000 for the Quarter

Minneapolis, Aug. 15, 2005 – SoftBrands, Inc. (OTC: SFBD) today announced its financial results for third quarter fiscal 2005.

The company reported net income of $12,034,000, or 27 cents per diluted share, for the three months ended June 30, 2005, compared with net income of $2,263,000, or 5 cents per diluted share, for third quarter 2004.  Net income in the 2005 quarter includes income from discontinued operations of $11,777,000 from a distribution from the AremisSoft Corporation Liquidating Trust, net of taxes.  Net income in the 2004 quarter includes a $3,102,000 credit related to the change in value of mandatorily redeemable common stock warrant and $220,000 of restructuring charges.

Third-quarter 2005 operating income was $610,000 compared with operating income of $257,000 in the comparable period in the prior year.  Operating income in third quarter of 2004 included $220,000 in restructuring expenses.

“We are pleased with our results in the third quarter and the fact that we are showing good profitability while at the same time investing in key products to fuel our future growth,” said George Ellis, SoftBrands chairman and chief executive officer. “We have two new and very capable business unit leaders at SoftBrands – Ralf Suerken and Steve VanTassel – who are providing focus and clear direction for our manufacturing and hospitality businesses.  We were also fortunate at the end of June to receive a $12.6 million cash distribution from the AremisSoft Corporation Liquidating Trust, which will be used to strengthen our balance sheet and help us meet our goal of listing on a national stock exchange.”

Revenues for third quarter 2005 were $19.0 million, compared with $17.2 million in the 2004 period. Maintenance revenue accounted for 57.5 percent of total revenues in the current quarter and 63.9 percent of revenues in third quarter 2004.

In the company’s manufacturing business, revenues increased 4.7 percent to $13.1 million in third quarter 2005, compared with $12.5 million in the 2004 period, reflecting a double-digit increase in professional services revenue and a slight increase in maintenance revenues. License revenue was lower in the quarter due to a decline in sales of Fourth Shift, which was impacted by the transfer of sales resources to Fourth Shift Edition for SAP Business One.  Third quarter 2005 operating income in manufacturing rose more than 75 percent to $4.1 million, from $2.3 million in the prior year quarter, due to improvement in gross margin and reduced operating expenses.

In the company’s hospitality business, revenues increased more than 26 percent in the quarter to $5.9 million in 2005, from $4.7 million in the prior year quarter, primarily as a result of the recognition of revenue from a large customer contract that was previously deferred.  In the quarter, increasing sales of Medallion, particularly in Europe, were offset by declines in the company’s PORTfolio offering. Third quarter 2005 operating income for SoftBrands’ hospitality business was $336,000, compared with $924,000 in the prior year quarter as a result of a slight improvement in gross margin offset by increases in sales and other operating expenses.

On a geographic basis, the Americas region posted a 2.3 percent increase in revenues in the 2005 quarter due to revenue growth in manufacturing, which was partially offset by a decline in hospitality.  In the company’s Europe, Middle East and Africa (EMEA) region, revenues increased more than 29 percent, reflecting the recognition of previously deferred revenue in hospitality and revenue gains in manufacturing. The company’s revenues for the Asia Pacific region were essentially even with the prior year.

Corporate expense was significantly higher in the quarter primarily due to costs related to Sarbanes-Oxley compliance and increased unallocated marketing costs.

Nine Month Results

SoftBrands reported net income of $10,473,000 or 26 cents per diluted share, for the nine months ended June 30, 2005, compared with a net loss of $5,353,000, or a loss of 13 cents per diluted share, for the first nine months of fiscal 2004.  Net income in the 2005 nine-month period includes income from discontinued operations of $11,777,000 from a distribution from the AremisSoft Corporation Liquidating Trust, net of taxes. The net loss in the 2004 nine-month period includes a $3,321,000 charge related to the change in value of mandatorily redeemable common stock warrant and income from discontinued operations of $1,355,000.

Operating income for the 2005 nine-month period was $1,177,000, compared with an operating loss of $846,000 in the comparable period in the prior year. Operating income in the 2005 nine-month period benefited from a $261,000 credit to restructuring expense; in the 2004 nine-month period operating income was reduced by $1,711,000 in restructuring charges.

Revenues for the nine months ended June 30, 2005 were $53.7 million, compared with $51.4 million in the 2004 period.

Restatement of 2004 Annual and Quarterly Consolidated Financial Statements

SoftBrands has recognized tax benefits in its income from continuing operations in the three- and nine-month periods ended June 30, 2005, and in the nine-month period ended June 30, 2004 to the extent that income from discontinued operations has been sheltered by current-period losses from continuing operations.

The company recently identified that its accounting for income taxes described in the previous paragraph related to income from discontinued operations generated by trust distributions in fiscal 2004 and its interim periods included in previous filings with the Securities and Exchange Commission was incorrect.  The nine-month period ended June 30, 2004 discussed and presented herein has been corrected resulting in a $984,000 increase in the income tax benefit in continuing operations and an offsetting increase in the income tax provision in discontinued operations.  This adjustment had no impact on previously reported net loss, net cash provided by operating activities and total stockholders’ equity. The company’s nine-months loss per share for fiscal 2004 from continuing operations was improved by $.02 per share as a result of this correction, while earnings per share from discontinued operations decreased by a similar amount. SoftBrands expects to file an amended Form 10, and amended Form 10-Qs for the quarters ended Dec. 31, 2004 and March 31, 2005, as soon as practical to restate prior period financial statements to reflect the tax accounting noted above.

Cash and Liquidity

As of June 30, 2005, SoftBrands had approximately $20,458,000 in total unrestricted cash, compared with $9,068,000 at June 30, 2004.  Net cash provided by discontinued operations for the period ended June 30, 2005 was $11,777,000.  SoftBrands generated cash of $634,000 from continuing operations in the nine months ended June 30, 2005, compared to generating cash of $596,000 from continuing operations in the prior year nine-month period.

On June 28, 2005, SoftBrands announced that it had received $12.6 million in a distribution from the AremisSoft Corporation Liquidating Trust.  SoftBrands applied $8.0 million on August 3, 2005 (after quarter end) to partial repayment of $20.0 million outstanding under its debt agreement.

Conference Call

SoftBrands will hold its third quarter earnings conference call at 10am CDT today, August 15, 2005.  Interested parties may listen to the call by dialing 866-761-0748 or international 617-614-2706 (passcode: 24250359). A live webcast will also be available on www.softbrands.com. Interested parties should dial into the conference call or access the webcast approximately 10-15 minutes before the scheduled start time. A replay will be available approximately one hour after the conference call concludes and will remain available through Aug. 18. The replay number is 888-286-8010 and international 617-801-6888 (passcode: 35855414). The webcast will be archived on www.softbrands.com for approximately one year.

Cautionary Statement

All statements other than historical facts included in this release regarding future operations are subject to the risks inherent in predictions and “forward looking statements.” These statements are based on the beliefs and assumptions of management of SoftBrands and on information currently available to us. Nevertheless, these forward-looking statements should not be construed as guarantees of future performance. They involve risks, uncertainties, and assumptions identified in filings by SoftBrands with the SEC, including:

•                  Changes in the economy, natural disasters, disease or other events that affect the manufacturing and hospitality segments, or the geographies, we serve;

•                  Our ability to timely complete and introduce, and the market acceptance of, our new products;

•                  Our ability to properly document our sales consistent with the manner in which we recognize revenue;

•                  Our ability to manage international operations;

•                  Our ability to maintain and expand our base of clients on software maintenance programs;

•                  The effects of and our ability to rapidly adapt to changes in standards for operating systems, databases and other technologies; and

•                  Our ability to maintain compliance with our debt agreement.

About SoftBrands

SoftBrands, Inc. is a global leader in providing solutions for small to medium-sized businesses worldwide, currently focused on the hospitality and manufacturing industries. With more than 4,000 customers in over 60 countries now actively using its manufacturing and hospitality products, SoftBrands has established a worldwide infrastructure for distribution, development and support of enterprise software. The company, headquartered in Minneapolis, Minnesota, has over 500 employees with branch offices in Europe, Asia, Australia and Africa. Additional information can be found at www.softbrands.com.

Tables Follow

SoftBrands, Inc.

Consolidated Balance Sheets

in thousands, except per share data

(unaudited)

	June 30, 2005	September 30, 2004
Assets
Current assets
Cash and cash equivalents	$20,458	$9,719
Accounts receivable, net	7,093	6,289
Prepaid expenses and other current assets	1,275	1,224
Total current assets	28,826	17,232
Furniture, fixtures and equipment, net	2,230	2,382
Restricted cash	716	846
Goodwill	22,947	22,947
Intangible assets, net	4,791	7,917
Other long-term assets	863	1,127
Total assets	$60,373	$52,451

Liabilities and Stockholders’ Equity
Current liabilities
Current portion of long-term debt and capital leases	$2,444	$547
Accounts payable	2,498	2,169
Accrued expenses	5,530	6,775
Accrued restructuring costs	285	1,214
Deferred revenue	17,920	18,014
Other current liabilities	1,885	1,892
Total current liabilities	30,562	30,611
Long-term debt and capital leases	16,013	17,675
Other long-term liabilities	385	594
Total liabilities	46,960	48,880

Stockholders’ equity

Series A and undesignated preferred stock, $0.01 par value; 10,668 shares authorized; no shares issued or outstanding
Series B convertible preferred stock, $0.01 par value; 4,332 shares authorized, issued and outstanding; liquidation value of $4,591	5,068	5,068
Common Stock, $0.01 par value; 110,000 shares authorized; 40,030 shares issued and outstanding	400	400
Additional paid-in capital	172,497	172,497
Accumulated other comprehensive loss	(1,777)	(1,146)
Accumulated deficit	(162,775)	(173,248)
Total stockholders’ equity	13,413	3,571

Total liabilities and stockholders’ equity	$60,373	$52,451

SoftBrands, Inc.

Consolidated Statements of Operations

in thousands, except per share data

(unaudited)

	Three Months Ended		Nine Months Ended
	June 30, 2005	June 30, 2004	June 30, 2005	June 30, 2004 (restated)
Revenue
Software license	$3,116	$2,766	$7,896	$7,074
Maintenance	10,923	10,979	33,051	32,903
Professional services	3,626	2,665	10,055	9,130
Third-party software and hardware	1,330	775	2,656	2,301
Total revenue	18,995	17,185	53,658	51,408

Cost of revenues
Software licenses	1,376	1,234	3,584	3,774
Maintenance	3,574	3,583	10,585	10,997
Professional services	2,765	2,574	7,962	7,738
Third-party software and hardware	1,157	532	1,987	1,797
Total cost of revenues	8,872	7,923	24,118	24,306
Gross Profit	10,123	9,262	29,540	27,102

Operating expenses
Selling, general and administrative	7,300	6,543	22,382	19,587
Research and product development	2,213	2,242	6,242	6,650
Restructuring related		220	(261)	1,711
Total operating expenses	9,513	9,005	28,363	27,948
Operating income (loss)	610	257	1,177	(846)
Interest expense	(1,021)	(1,043)	(3,046)	(3,311)
Change in value of mandatorily redeemable common stock warrant		3,102		(3,321)
Other income (expense), net	111	77	298	59
Income (loss) from continuing operations before provision for income taxes	(300)	2,393	(1,571)	(7,419)
Provision for income taxes	(557)	130	(267)	(711)
Income (loss) from continuing operations	257	2,263	(1,304)	(6,708)
Discontinued operations
Income from discontinued operations, net of tax	11,777		11,777	1,355
Net income (loss)	$12,034	$2,263	$10,473	$(5,353)

Basic earnings (loss) per common share
Continuing operations	$0.01	$0.06	$(0.03)	$(0.17)
Discontinued operations	$0.29		$0.29	$0.04
Net income (loss)	$0.30	$0.06	$0.26	$(0.13)
Diluted earnings (loss) per diluted share
Continuing operations	$0.01	$0.05	$(0.03)	$(0.17)
Discontinued operations	$0.26		$0.29	$0.04
Net income (loss)	$0.27	$0.05	$0.26	$(0.13)

Weighted average basic shares outstanding	40,030	40,030	40,030	40,010

Weighted average diluted shares outstanding	44,352	44,608	40,030	40,010

SoftBrands, Inc.

Consolidated Statements of Cash Flows

in thousands,

(unaudited)

	Nine Months Ended
	June 30, 2005	June 30, 2004 (restated)
Cash flow from operating activities
Loss from continuing operations	$(1,304)	$(6,708)
Adjustments to reconcile loss from continuing operations to net cash provided by (used in) continuing operations
Depreciation and Amortization	4,336	5,393
Change in value of mandatorily redeemable common stock warrant		3,321
Noncash interest expense	884	1,087
Foreign currency transaction gains (losses)	(221)	5
Restructuring related	(261)	1,711
Provision for doubtful accounts	132	301
Other, net		35
Change in operating assets and liabilities
Accounts receivable, net	(887)	(372)
Prepaid expenses and other current assets	(23)	389
Accounts payable	337	(2,179)
Accrued expenses	(1,320)	(304)
Accrued restructuring costs	(748)	(2,831)
Deferred revenue	(180)	1,212
Other current liabilities	(36)	(456)
Other long-term assets and liabilities	(75)	(8)
Net cash provided by (used in) continuing operations	634	596
Net cash provided by discontinued operations	11,777	1,355
Net cash provided by operating activities	12,411	1,951

Cash flow from investing activities
Purchases of furniture, fixtures and equipment	(487)	(691)
Capitalized software development costs	(216)
Net cash used in investing activities	(703)	(691)

Cash flow from financing activities
Repayment of long-term debt and capital leases	(338)	(984)
Capitalized financing costs		(52)
Net cash used in financing activities	(338)	(1,036)

Effect of exchange rates on cash balances	(631)	(132)

Change in cash and cash equivalents	10,739	92

Cash and cash equivalents
Beginning of period	9,719	8,976

End of period	$20,458	$9,068

Operating Results Summary

(in thousands. Unaudited)

	Three Months Ended June 30,
	2005		2004		% Change
	Revenue	Operating Income (Loss)	Revenue	Operating Income (Loss) (1)	Revenue	Operating Income (Loss)

Manufacturing	$13,097	$4,113	$12,515	$2,334	4.7%	76.2%
Hospitality	5,898	336	4,670	924	26.3%	(63.6)%
Corporate		(3,839)		(3,001)		27.9%

Total Company	$18,995	$610	$17,185	$257	10.5%	137.4%

	Nine Months Ended June 30,
	2005		2004		% Change
	Revenue	Operating Income (Loss)	Revenue	Operating Income (Loss) (1)	Revenue	Operating Income (Loss)

Manufacturing	$37,469	$10,481	$37,042	$7,616	1.2%	37.6%
Hospitality	16,189	2,267	14,366	598	12.7%	279.1%
Corporate		(11,571)		(9,060)		27.7%

Total Company	$53,658	$1,177	$51,408	$(846)	4.4%	NM

NM: Percentage not meaningful.

(1) Certain reclassifications were made to unallocated corporate expenses in fiscal 2004 to conform with the 2005 presentation.

Revenue by Segment and Geography

(In thousands. Unaudited)

	Three Months Ended June 30,
	2005			2004
	Manufacturing	Hospitality	Total	Manufacturing	Hospitality	Total

Americas	$8,035	$1,705	$9,740	$7,728	$1,792	$9,520
Europe, Middle East & Africa	3,305	3,612	6,917	3,084	2,251	5,335
Asia Pacific	1,757	581	2,338	1,703	627	2,330
	$13,097	$5,898	$18,995	$12,515	$4,670	$17,185

	Nine Months Ended June 30,
	2005			2004
	Manufacturing	Hospitality	Total	Manufacturing	Hospitality	Total

Americas	$22,977	$5,801	$28,778	$22,641	$5,789	$28,430
Europe, Middle East & Africa	9,437	8,502	17,939	9,698	6,698	16,396
Asia Pacific	5,055	1,886	6,941	4,703	1,879	6,582
	$37,469	$16,189	$53,658	$37,042	$14,366	$51,408